Calculation of Filing Fee Tables
S-1
WESTWATER RESOURCES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(a)	26,141,858	$ 0.3831	$ 10,014,945.80	0.000087	$ 871.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,014,945.80		$ 871.30
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 386.37
			Net Fee Due:						$ 484.93
Offering Note
[1]	(a) Represents up to 26,141,858 shares of common stock, par value $0.001 per share ("Common Stock"), of Westwater Resources, Inc. (the "Registrant"), consisting of (i) 600,000 shares issued to Lincoln Park Capital Fund, LLC (the "selling stockholder") as initial commitment shares, (ii) up to 1,400,000 shares that may be issued to the selling stockholder as additional commitment shares and (iii) up to 24,141,858 shares that are issuable at the option of the Registrant, in each case pursuant to the purchase agreement, dated November 10, 2026, between the Registrant and the selling stockholder. The shares will be offered for resale by the selling stockholder. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock. (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high ($0.3942) and low ($0.3720) sales prices per share of Common Stock as reported on the NYSE American on November 6, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Westwater Resources, Inc	S-1	333-281980	09/06/2024		$ 386.37	Equity	Common Stock, par value $0.001 per share	4,938,991	$ 2,617,665.23
Fee Offset Sources		Westwater Resources, Inc	S-1	333-281980		09/06/2024						$ 386.37
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously registered 11,668,189 shares of Common Stock for resale under its Registration Statement on Form S-1 (File No. 333-281980), initially filed with the Securities and Exchange Commission on September 6, 2024 and declared effective on October 11, 2024 (the "Prior Registration Statement"), and paid a registration fee of $912.78 in connection therewith. Of such shares, 4,938,991 shares, having an aggregate offering price of $2,617,665.23 (based on the proposed maximum offering price of $0.53 per share used to calculate the registration fee for the Prior Registration Statement), were not issued under the purchase agreement, dated August 30, 2024, between the Registrant and the selling stockholder and remain unsold (the "Unsold Securities"). The Registrant has terminated the offering that included the Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due under this registration statement by $386.37, which represents the portion of the registration fee previously paid with respect to the Unsold Securities (calculated at the fee rate in effect on the initial filing date of the Prior Registration Statement).

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date